Exhibit 5.1

1650 TYSONS BOULEVARD SUITE 400 MCLEAN, VIRGINIA 22102 TELEPHONE: 703.760.7700 FACSIMILE: 703.760.7777 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,
LOS ANGELES, PALO ALTO,
SAN DIEGO, WASHINGTON, D.C.

NORTHERN VIRGINIA, DENVER,
SACRAMENTO, WALNUT CREEK

TOKYO, LONDON, BRUSSELS,
BEIJING, SHANGHAI, HONG KONG

October 26, 2009

Veeco Instruments Inc.
Terminal Drive
Plainview, New York 11803

Re:  Veeco Instruments Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Veeco Instrument Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”), relating to the registration of an indeterminate amount and number of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  This opinion is being rendered in connection with the filing of the Registration Statement.  All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.  The Shares being registered under the Registration Statement will be offered by the Company on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

In connection with this opinion, we have examined the Company’s certificate of incorporation and bylaws, both as amended and currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Shares will be duly and validly issued, fully paid and nonassessable.

In rendering the opinions expressed above, we have further assumed that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws, (ii) an appropriate prospectus supplement or free writing prospectus relating to the Shares offered thereby will be prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Shares are offered or issued as contemplated by the Registration Statement; (iii) the Shares will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (iv) the Company will authorize the offering and issuance of the Shares and any other documents contemplated thereby or by the Registration Statement and will take any other appropriate additional corporate action, (v) certificates, if required, representing the shares will be duly executed and delivered and, to the extent required by an applicable agreement, duly authenticated and countersigned and (vi) a sufficient number of shares of Common Stock will be authorized and available for issuance and the consideration therefor will not be less than the par value of the shares of the Common Stock.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, that no opinion should be inferred as to any other matter.  The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, the Delaware Constitution and reported judicial decisions interpreting those laws, and the federal laws of the United States of America, each as currently in effect on the date hereof.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission.  We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.  We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ MORRISON & FOERSTER LLP

Morrison & Foerster LLP